BYLAWS

                                      OF

                           BANKAMERICA CORPORATION




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                              TABLE OF CONTENTS

                                                                    PAGE
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ARTICLE I      DEFINITIONS.......................................     1

  Section 1.   Definitions.......................................     1
  Section 2.   Cross Reference to the DGCL.......................     2

ARTICLE II     OFFICES...........................................     2

  Section 1.   Principal Place of Business.......................     2
  Section 2.   Registered Office.................................     2
  Section 3.   Other Offices.....................................     2

ARTICLE III    SHAREHOLDERS......................................     2

  Section 1.   Annual Meeting....................................     2
  Section 2.   Substitute Annual Meeting.........................     2
  Section 3.   Special Meetings..................................     3
  Section 4.   Place of Meeting..................................     3
  Section 5.   Notice of Meeting.................................     3
  Section 6.   Fixing of Record Date.............................     4
  Section 7.   Shareholders List.................................     4
  Section 8.   Quorum............................................     5
  Section 9.   Proxies...........................................     5
  Section 10.  Voting of Shares..................................     5
  Section 11.  Voting for Directors..............................     6
  Section 12.  Conduct of Meetings...............................     6
  Section 13.  Advance Notice Provision For Non-Rule 14a-8 Proposals  6

ARTICLE IV     BOARD OF DIRECTORS................................     6

  Section 1.   General Powers....................................     6
  Section 2.   Number and Qualifications.........................     6
  Section 3.   Terms of Directors................................     7
  Section 4.   Removal...........................................     7
  Section 5.   Vacancies.........................................     7
  Section 6.   Compensation......................................     7
  Section 7.   Executive Committee...............................     7
  Section 8.   Compensation Committee............................     8
  Section 9.   Management Compensation Committee.................     9
  Section 10.  Audit Committee...................................    10
  Section 11.  Other Committees..................................    11

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ARTICLE V      MEETINGS OF DIRECTORS.............................    11

  Section 1.   Regular Meetings..................................    11
  Section 2.   Special Meetings..................................    11
  Section 3.   Notice............................................    11
  Section 4.   Waiver of Notice..................................    12
  Section 5.   Quorum............................................    12
  Section 6.   Manner of Acting..................................    12
  Section 7.   Presumption of Assent.............................    13
  Section 8.   Conduct of Meetings...............................    13
  Section 9.   Action Without a Meeting..........................    13
  Section 10.  Participation Other Than in Person................    13

ARTICLE VI     OFFICERS..........................................    14

  Section 1.   Officers of the Corporation.......................    14
  Section 2.   Appointment and Term..............................    14
  Section 3.   Compensation......................................    14
  Section 4.   Resignation and Removal of Officers...............    14
  Section 5.   Contract Rights of Officers.......................    15
  Section 6.   Bonds.............................................    15
  Section 7.   Chief Executive Officer...........................    15
  Section 8.   Chairman of the Board.............................    15
  Section 9.   President.........................................    15
  Section 10.  Vice Chairman.....................................    16
  Section 11.  Division Presidents...............................    16
  Section 12.  Managing Directors and Vice Presidents............    16
  Section 13.  Secretary.........................................    16
  Section 14.  Treasurer.........................................    17
  Section 15.  Assistant Vice Presidents, Assistant Secretaries
               and Assistant Treasurers..........................    17

ARTICLE VII.   SHARES AND THEIR TRANSER..........................    17

  Section 1.   Shares............................................    17
  Section 2.   Stock Transfer Books and Transfer of Shares.......    18
  Section 3.   Lost Certificates.................................    18
  Section 4.   Holder of Record..................................    19
  Section 5.   Transfer Agent and Registrar, Regulations.........    19

ARTICLE VIII   INDEMNIFICATION...................................    19

  Section 1.   Definitions.......................................    19
  Section 2.   Indemnification...................................    21
  Section 3.   Determination.....................................    21

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  Section 4.   Advance for Expenses..............................    22
  Section 5.   Reliance and Consideration........................    22
  Section 6.   Insurance.........................................    22

ARTICLE IX     GENERAL PROVISIONS................................    23

  Section 1.   Execution of Instruments..........................    22
  Section 2.   Voting of Shares..................................    23
  Section 3.   Distributions.....................................    23
  Section 4.   Seal..............................................    24
  Section 5.   Amendments........................................    24

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                                  ARTICLE I

                                 DEFINITIONS

            Section 1. Definitions. In these Bylaws, unless otherwise specifically provided:

            (a) "Certificate of Incorporation" means the Certificate of Incorporation of the Corporation, as amended and restated from time to time, including any amendments or statements of classification adopted in connection with the Corporation's outstanding shares of preferred stock.

            (b) "Common Stock" means the common stock of the Corporation.

            (c) "Corporation" means NationsBank (DE) Corporation, a Delaware corporation, and any successor thereto.

            (d) "DGCL" means the General Corporation Law of the State of Delaware, as the same now exists or may hereafter be amended.

            (e) "Principal office" means the office (in or out of the State of Delaware) so designated in the Corporation's annual report filed pursuant to the DGCL where the principal executive offices of the Corporation are located.

            (f) "Public corporation" means any corporation that has a class of shares registered under Section 12 of the Securities Exchange Act of 1934, as amended (15 U.S.C. ss. 781).

            (g) "Shares" means the Common Stock and other units into which the proprietary interests in the Corporation are divided.

            (h) "Shareholder" means the person in whose name shares are registered in the records of the Corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the Corporation.

            (i) "Voting group" means all shares of one or more classes or series that under the Certificate of Incorporation or the DGCL are entitled to vote and be counted together

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                  collectively on a matter at a meeting of stockholders. All shares entitled by the Certificate of Incorporation or the DGCL to vote generally on a matter are for that purpose a single voting group.

            Section 2. Cross-Reference to the DGCL. If any term used in these Bylaws and not otherwise defined herein is defined for purposes of the DGCL, such definition shall apply for purposes of these Bylaws, unless the context shall otherwise clearly require.

                                  ARTICLE II

                                   OFFICES

            Section 1. Principal Place of Business. The principal place of business of the Corporation shall be located in the City of Charlotte, County of Mecklenburg, State of North Carolina.

            Section 2. Registered Office. The registered office of the Corporation required by the DGCL to be maintained in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.

            Section 3. Other Offices. The Corporation may have offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the affairs of the Corporation may require from time to time.

                                 ARTICLE III

                                 SHAREHOLDERS

            Section 1. Annual Meeting. The annual meeting of the stockholders shall be held during the month of April of each year at a date and an hour fixed by the Board of Directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

            Section 2. Substitute Annual Meeting. If the annual meeting shall not be held within the period designated by these Bylaws, a substitute annual meeting may be called in accordance with the provisions of Section 3 of this
Article III. A meeting so called shall be designated and treated for all purposes as the annual meeting.

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            Section 3.  Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the DGCL, may be called by the Chairman of the Board, the Chief Executive Officer, the President or by the Secretary acting under instructions of the Chairman of the Board or the Chief Executive Officer, or by the Board of Directors.

            Section 4. Place of Meeting. The Board of Directors or the Chairman of the Board, the Chief Executive Officer or the President of the Corporation, or the Secretary acting under instructions of the Chairman of the Board, the Chief Executive Officer or President may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting of stockholders or for any special meeting of stockholders called by the Board of Directors or the Chairman of the Board, the Chief Executive Officer or President or Secretary. If no designation is made, or if a special meeting of stockholders is otherwise called, the place of meeting shall be the principal place of business of the Corporation in the State of North Carolina.

            Section 5. Notice of Meeting. Written or printed notice stating the date, time and place of the meeting shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be effective when deposited in the United States mail with postage thereon prepaid and correctly addressed to the stockholder at such stockholder's address as shown in the Corporation's current record of stockholders.

            In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than election of directors, on which the vote of stockholders is expressly required by the provisions of the DGCL. In the case of a special meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called.

            If a meeting is adjourned to a date more than 30 days after the date fixed for the original meeting, or if a new record date is fixed for the adjourned meeting, or if the new date, time or place for an adjourned meeting is not announced at the meeting before adjournment, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise, it is not necessary to give any notice of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.


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            Section 6.  Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend or other distribution, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date for any such determination of stockholders, such date in any case to be not more than 60 days and, in case of a meeting of stockholders, not less than 10 days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or for determination of the stockholders entitled to receive payment of a dividend or other distribution, the close of business on the day before the first notice is delivered to stockholders or the date on which the resolution of the Board of Directors declaring or authorizing such dividend or distribution is adopted, as the case may be, shall be the record date for such determination. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

            Section 7. Shareholders List. After the record date for a meeting of stockholders is fixed or determined, the officer or agent having charge of the stock transfer books for shares of the Corporation shall prepare an alphabetical list of the names of all stockholders of the Corporation who are entitled to notice of such stockholders meeting. The list will be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each stockholder. Such stockholders list will be available for inspection by any stockholder, beginning two business days after notice of the meeting is given for which the list was prepared (and at least 10 days before such meeting) and continuing through the meeting, at the Corporation's principal place of business or at a place identified in the meeting notice in the city where the meeting will be held. A stockholder, or a stockholder's agent or attorney, is entitled on written demand to inspect and, subject to compliance with the applicable provisions of the DGCL, to copy the list, during regular business hours and at the stockholder's expense, during the period it is available for inspection. Such list shall also be available at the meeting of stockholders, and any stockholder, or such stockholder's agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment thereof.

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            Section 8.  Quorum. A majority of the votes entitled to be cast on a particular matter by a voting group constitutes a quorum of that voting group for action on that matter unless the DGCL provides otherwise. Shares entitled to vote as a separate voting group may take action on a matter at a meeting of stockholders only if a quorum of those shares exists with respect to that matter, except that, in the absence of a quorum at the opening of any meeting of stockholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

            Section 9. Proxies. A stockholder may vote his or her shares in person or by proxy. A stockholder may appoint a proxy to vote or otherwise act for the stockholder by signing an appointment form, either personally or by such stockholder's attorney-in-fact. A telegram, telex, facsimile or other form of wire or wireless communication appearing to have been transmitted by a stockholder, or a photocopy or equivalent reproduction of a writing appointing one or more proxies, shall be deemed a valid appointment form within the meaning of these Bylaws.

            An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for 11 months unless a different period is expressly provided in the appointment form. An appointment of a proxy is revocable by the stockholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest, which may include any such interest specified in the DGCL.

            Section 10..Voting of Shares. Each outstanding share of Common Stock is entitled to one vote on each matter voted on at a stockholders meeting. Other shares are entitled to vote only as provided in the Certificate of Incorporation or the DGCL. If a quorum exists, action on a matter (other than election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Certificate of Incorporation or the DGCL requires a greater number of affirmative votes. Classes or series of shares shall not be entitled to vote separately by voting group unless expressly required by the Certificate of Incorporation or as otherwise provided in the DGCL.


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            Section 11. Voting for Directors. The directors of the Corporation shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at the meeting at which a quorum is present unless otherwise provided in the Certificate of Incorporation. The stockholders do not have a right to cumulate their votes for directors.

            Section 12. Conduct of Meetings. The Chairman of the Board shall preside at each meeting of stockholders or, in the Chairman's absence, the Chief Executive Officer shall preside. At the request of the Chairman of the Board or the Chief Executive Officer, in both their absences, such other officer as the Board of Directors shall designate shall preside at any such meeting. In the absence of a presiding officer determined in accordance with the preceding sentence, any person may be designated to preside at a stockholders meeting by a plurality vote of the shares represented and entitled to vote at the meeting. The Secretary or, in the absence or at the request of the Secretary, any person designated by the person presiding at a stockholders meeting shall act as secretary of such meeting.

            Section 13. Advance Notice Provision For Non-Rule 14a-8 Proposals. Any stockholder proposal to be submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Secretary of the Corporation no later than seventy-five (75) days before the date the Corporation mailed its proxy materials for the prior year's annual meeting of stockholders.

                                  ARTICLE IV

                              BOARD OF DIRECTORS


            Section 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors, except as otherwise provided in the Certificate of Incorporation or permitted under the DGCL.

            Section 2. Number and Qualifications. The number of directors of the Corporation shall be not less than 5 nor more than 30, which number may be fixed or changed from time to time, within the minimum and maximum, by the Board of Directors. Directors need not be residents of the State of Delaware or stockholders of the Corporation. A director of the Corporation shall at all times meet all statutory and regulatory qualifications for a director of a publicly held bank holding company.


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            Section 3.  Terms of Directors. The terms of all directors shall expire at the next annual stockholders meeting following their election. A decrease in the number of directors does not shorten an incumbent director's term. The term of a director elected to fill a vacancy shall expire at the next stockholders meeting at which directors are elected. Despite the expiration of a director's term, however, such director shall continue to serve until the director's successor is elected and qualified.

            Section 4. Removal. Any director may be removed at any time with or without cause by a vote of the stockholders if the number of votes cast to remove such director exceeds the number of votes cast not to remove him or her unless otherwise provided in the Certificate of Incorporation. A director may not be removed by the stockholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director. If any directors are so removed, new directors may be elected at the same meeting.

            Any director may be removed by the Board of Directors if a director no longer meets the qualification requirements of Section 2 of this Article IV or as otherwise prescribed by law.

            Section 5. Vacancies. Except in those instances where the Certificate of Incorporation provides otherwise, the Board of Directors may fill a vacancy on the Board of Directors. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date or otherwise) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

            Section 6. Compensation. The Board of Directors may provide for the compensation of directors for their services as such and may provide for the payment or reimbursement of any or all expenses reasonably incurred by them in attending meetings of the Board or of any committee of the Board or in the performance of their other duties as directors. Nothing herein contained, however, shall prevent any director from serving the corporation in any other capacity or receiving compensation therefor.

            Section 7. Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of directors fixed in the manner provided in Section 2 of this Article IV, may designate five or more directors who shall constitute the Executive Committee of the Corporation. The Executive Committee, between meetings of the Board of Directors and subject to such limitations as may be required by law or imposed by resolution of the Board of Directors, shall have and may exercise all of the


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authority of the Board of Directors in the management of the Corporation. The designation of the Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility or liability imposed upon it or such director by law.

            Meetings of the Executive Committee may be held at any time on call of its Chairman or any two members of the Committee. A majority of the members shall constitute a quorum at all meetings. The Executive Committee shall keep minutes of its proceedings and shall report its actions to the next succeeding meeting of the Board of Directors.

            Section 8. Compensation Committee. The Board of Directors, by resolution adopted by a majority of the number of Directors fixed in the manner provided in Section 2 of this Article IV, may designate three or more directors who shall not be otherwise employed by the Corporation or its subsidiaries who shall constitute the Compensation Committee of the Corporation.

            The Compensation Committee shall provide overall guidance with respect to the establishment, maintenance and administration of the Corporation's compensation programs and employee benefit plans.

            The Compensation Committee shall review and approve the annual compensation, including salary, incentive compensation and other benefits, direct and indirect, for officers who serve as executive officers of the Corporation. The Compensation Committee shall also approve and adopt proposals related to any employee benefit plan of the Corporation or its subsidiaries in which any officer participates who also serves as an executive officer of the Corporation, including proposals for the adoption, amendment, modification or termination of such plans. As to the salary, incentive compensation and other benefits, direct and indirect, for the Chief Executive Officer of the Corporation and of all other officers of the Corporation who are also Directors of the Corporation, the Compensation Committee shall submit recommendations to the Executive Committee for review and concurrence prior to their submission to the Board of Directors for approval.

            The Compensation Committee shall have such other purposes and such other powers as the Board of Directors may from time to time determine.

            Meetings of the Compensation Committee shall be held quarterly or at any time on call of the Chairman of the Compensation Committee. A majority of the members shall constitute a quorum at all meetings. The Compensation Committee shall keep minutes of its

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proceedings and shall report its actions in writing to the next succeeding meeting of the Board of Directors.

            As used herein, the term "executive officer" means those officers of the Corporation who are designated as such from time to time.

            The Compensation Committee may in its discretion delegate to the Management Compensation Committee any of its powers and authority set forth in this Section 8 with respect to any executive officer of the Corporation who is not a "named executive officer" of the Corporation within the meaning of Item 402 of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934.

            Section 9. Management Compensation Committee. The Board of Directors, by resolution adopted by a majority of the Directors fixed in the manner provided in Section 2 of this Article IV, may designate the Chief Executive Officer and such other officers as it deems appropriate to constitute the members of a Management Compensation Committee. The Chief Executive Officer shall be the Chairman of the Management Compensation Committee.

            The Management Compensation Committee shall have the authority to establish the titles and the compensation, including salaries, incentive compensation and other benefits, direct and indirect, for all employees of the Corporation and its subsidiaries who are not officers and for all officers of the Corporation and its subsidiaries who do not serve as executive officers of the Corporation. In connection with its duties, the Management Compensation Committee shall approve all annual compensation budgets, all employee benefits plans, the salary guidelines for positions and all incentive compensation plans for such employees and officers of the Corporation and its subsidiaries.

            The Management Compensation Committee may allocate to a member of the Management Compensation Committee the authority to establish titles and the compensation, including salaries, incentive compensation awards pursuant to incentive compensation plans previously approved by the Management Compensation Committee, and other benefits for all personnel within such member's area of functional responsibility except with respect to promotions to the title of Executive Vice President or its equivalent and except with respect to actions related to officers in Job Band I. A member of the Management Compensation Committee may delegate such member's authority with respect to such matters to one or more officers within such member's area of functional responsibility pursuant to procedures established by such member from time to time; provided, however, any such action taken pursuant to any such delegation of authority

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shall be subject to ratification by such member of the Management Compensation
Committee.

            The Management Compensation Committee shall make recommendations from time to time to the Compensation Committee regarding the establishment, amendment, modification and termination of any employee benefit plans sponsored by the Corporation and its subsidiaries in which any officer of the Corporation or its subsidiaries participates who also serves as an executive officer of the Corporation.

            The Management Compensation Committee shall have such other purposes and such other powers as the Board of Directors may from time to time determine.

            Meetings of the Management Compensation Committee shall be held quarterly or at any time on call of the Chairman of the Management Compensation Committee. A majority of the members shall constitute a quorum at all meetings. The Management Compensation Committee shall keep minutes of its proceedings and shall report its actions to the Compensation Committee.

            As used herein, the term "executive officer" means those officers of the Corporation who are designated as such from time to time.

            In accordance with Section 8, the Management Compensation Committee may be delegated by the Compensation Committee certain of the powers and authority of the Compensation Committee set forth in Section 8 with respect to any executive officer of the Corporation who is not a "named executive officer" of the Corporation within the meaning of Item 402 of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934.

            Section 10. Audit Committee. The Board of Directors, by resolution adopted by a majority of the number of directors fixed in the manner provided in
Section 2 of this Article IV, shall designate three or more directors who shall not be otherwise employed by the Corporation or its subsidiaries to constitute the Audit Committee of the Board.

            The Audit Committee shall have such powers and duties as described from time to time by resolutions of the Board of Directors. The Audit Committee shall keep minutes of its proceedings and shall report its actions to the next succeeding meeting of the Board of Directors.

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            Section 11.  Other Committees. The Board of Directors may create one or more other committees and appoint members of the Board of Directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members of the Board of Directors to it must be approved by the greater of a majority of all of the directors in office when the action is taken or the number of directors required by the Certificate of Incorporation for the taking of action by the Board of Directors. The provisions of the DGCL and these Bylaws that govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, shall apply to committees and their members as well. To the extent specified by the Board of Directors, each committee may exercise the authority of the Board of Directors, except as to the matters which the DGCL specifically excepts from the authority of such committees. Nothing contained in this Section shall preclude the Board of Directors from establishing and appointing any committee, whether of directors or otherwise, not having or exercising the authority of the Board of Directors.

                                  ARTICLE V

                            MEETINGS OF DIRECTORS


            Section 1. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw provision immediately after, and at the same place as, the annual meeting of the stockholders. In addition, the Board of Directors may provide, by resolution, the date, time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

            Section 2. Special Meetings. Special meetings of the Board of Directors may be held at any date, time and place upon the call of the Chairman of the Board, the Chief Executive Officer or the President or of the Secretary acting under instructions from the Chairman of the Board or the Chief Executive Officer or the President, or upon the call of any three directors. Special meetings may be held at any date, time and place and without special notice by unanimous consent of the directors.

            Section 3. Notice. The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication. Such notice may be communicated, without limitation, in person; by telephone, telegraph, teletype or other form of wire or wireless communication, or by facsimile transmission; or by mail or private carrier. Written notice of a directors meeting is


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            effective at the earliest of the following:

            (a)   when received;

            (b) upon its deposit in the United States mail, as evidenced by the postmark, if mailed with postage thereon prepaid and correctly addressed;

            (c)   if by facsimile, by acknowledgment of the facsimile; or

            (d) on the date shown on the confirmation of delivery issued by a private carrier, if sent by private carrier to the address of the director last known to the Corporation.

Oral notice is effective when actually communicated to the director. Notice of an adjourned meeting of directors need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten days in any one adjournment. The notice of any meeting of directors need not describe the purpose of the meeting unless otherwise required by the DGCL.

            Section 4. Waiver of Notice. A director may waive any notice required by the DGCL, the Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records, except that, notwithstanding the foregoing requirement of written notice, a director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting (or promptly upon the director's arrival) expressly objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

            Section 5. Quorum. A majority of the number of directors in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of directors present may adjourn the meeting from time to time without further notice.

            Section 6. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise provided by the DGCL. The vote of a majority of all of the directors in office when the action is taken shall be required for the creation of a committee and the appointment of members of the Board of Directors to it.

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            Section 7.  Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be deemed to have assented to the action taken unless the director expressly objects at the beginning of the meeting (or promptly upon the director's arrival) to holding it or transacting business at the meeting, unless the director's contrary vote is recorded or such director's dissent or abstention from the action shall be entered in the minutes of the meeting or unless the director shall file written notice of dissent or abstention to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after adjournment of the meeting. Such right of dissent or abstention shall not apply to a director who voted in favor of the action taken.

            Section 8. Conduct of Meetings. The Chairman or the Chief Executive Officer shall preside at all meetings of the Board of Directors; provided, however, that in the absence or at the request of the Chairman of the Board, or if there shall not be a person holding such offices, the person selected to preside at a meeting of directors by a vote of a majority of the directors present shall preside at such meeting. The Secretary, or in the absence or at the request of the Secretary, any person designated by the person presiding at a meeting of the Board of Directors, shall act as secretary of such meeting.

            Section 9. Action Without a Meeting. Any action required or permitted to be taken at a Board of Directors meeting may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, which consent or consents shall be included in the minutes or filed with the corporate records. Action taken as provided in this Section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed pursuant to this Section has the effect of a meeting vote and may be described as such in any document.

            Section 10. Participation Other Than in Person. The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at such meeting.

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
                                  ARTICLE VI

                                   OFFICERS

            Section 1. Officers of the Corporation. The officers of the Corporation may include a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Chairmen, one or more Division Presidents, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers, assistant officers and agents, as may be appointed from time to time by or under the authority of the Board of Directors including that authority vested under
Section 8 or 9 of Article IV hereof. The same individual may simultaneously hold more than one office in the Corporation, but no individual may act in more than one capacity where action of two or more officers is required. The title of any officer may include any additional designation descriptive of such officer's duties as the Board of Directors may prescribe.

            Section 2. Appointment and Term. The officers of the Corporation shall be appointed by the Board of Directors or by a committee or an officer authorized by the Board of Directors to appoint one or more officers or assistant officers; provided, however, that no officer may be authorized to appoint the Chairman of the Board, the Chief Executive Officer or the President. Each officer shall hold office until his or her death, resignation, retirement, removal or disqualification or until such officer's successor is elected and qualified.

            Section 3. Compensation. The compensation of all officers of the Corporation shall be fixed by or under the authority of the Board of Directors or in accordance with Sections 8 and 9 of Article IV hereof. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director.

            Section 4. Resignation and Removal of Officers. An officer may resign at any time by communicating such officer's resignation to the Corporation. A resignation is effective when it is communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date. The Board of Directors, by the affirmative vote of a majority of its members, may remove the Chairman of the Board, the Chief Executive Officer or the President whenever in its judgment the best interest of the Corporation would be served thereby. In addition, the Board of Directors or a committee or an officer authorized by the Board of Directors may remove any other officer at any time with or without cause. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors or in accordance with Section 8 or 9 of Article IV hereof for the unexpired portion of the term.

            Section 5. Contract Rights of Officers. The appointment of an officer does not itself create contract rights. An officer's removal does not itself affect the officer's contract rights, if any, with the Corporation, and an officer's resignation does not itself affect the Corporation's contract rights, if any, with the officer.

            Section 6. Bonds. The Board of Directors may by resolution require any officer, agent or employee of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of the applicable office or position, and to comply with such other conditions as may from time to time be required by the Board of Directors. Such bonds may be scheduled or blanket form and the premiums shall be paid by the Corporation.

            Section 7. Chief Executive Officer. The Board of Directors may appoint a Chief Executive Officer. The Chief Executive Officer shall, subject to the direction and control of the Board of Directors, supervise and control the business and affairs of the Corporation. In general the Chief Executive Officer shall perform all duties incident to the position of chief executive officer or as may be prescribed by the Board of Directors or these Bylaws from time to time.

            Section 8. Chairman of the Board. The Board of Directors may appoint from among its members an officer designated as the Chairman of the Board, but the appointment of a Chairman of the Board shall not be required. If a Chairman of the Board shall be appointed, then the Chairman of the Board shall have such other duties and authority as may be prescribed by the Board of Directors from time to time. In general the Chairman of the Board shall perform all duties incident to the position of chairman of the board or as may be prescribed by the Board of Directors or these Bylaws from time to time.

            Section 9. President. The Board of Directors may appoint a President. The President shall perform the duties and exercise the powers of that office and, in addition, the President shall perform such other duties and shall have such other authority as the Board of Directors shall prescribe. In general the President shall perform all duties incident to the position of president and or as may be prescribed by the Board of Directors or these

Bylaws from time to time. The Board of Directors shall, if it deems such action necessary or desirable, designate the officer of the Corporation who is to perform the duties of the President in the event of such officer's absence or inability to act.

            Section 10. Vice Chairman. The Board of Directors may appoint one or more officers designated as the Vice Chairman, but the appointment of one or more Vice Chairmen shall not be required. If one or more Vice Chairmen shall be appointed, then one or more Vice Chairmen shall have such duties and authority as may be prescribed by the Board of Directors from time to time.

            Section 11. Division Presidents. The Board of Directors may appoint one or more officers designated as Division Presidents, but the appointment of one or more Division Presidents shall not be required. If one or more Division Presidents shall be appointed, then the Division President(s) shall have such duties and authority as may be prescribed by the Board of Directors from time to time.

            Section 12. Managing Directors and Vice Presidents. The Board of Directors may appoint one or more Managing Directors and one or more Vice Presidents. Categories of Vice Presidents may include, but are not limited to, Group Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, and Assistant Vice Presidents. The Board of Directors may create categories of Managing Directors. Each Managing Director and each Vice President shall have such duties and authorities as may be described by the Board of Directors or by the officer to whom such Managing Director or Vice President reports.

            Section 13. Secretary. The Secretary shall: (a) keep the minutes of meetings of the stockholders and of the Board of Directors in one or more books provided for that purpose; (b) have the responsibility and authority to maintain and authenticate the records of the Corporation; (c) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (d) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (e) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (f) sign with the Chairman of the Board, Chief Executive Officer or President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to the Secretary by the Chief Executive Officer of the Corporation, the Board of Directors or a committee under these Bylaws.

            Section 14. Treasurer. The Treasurer shall: (a) have charge and custody of all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 4 of Article VII; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chief Executive Officer of the Corporation, the Board of Directors or a committee under these Bylaws.

            Section 15. Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, if any, shall, in the event of the death or inability or refusal to act of the Secretary or the Treasurer, respectively, have all the powers and perform all of the duties of those offices, and they shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer of the Corporation or the Board of Directors.

                                 ARTICLE VII

                          SHARES AND THEIR TRANSFER

            Section 1. Shares. Shares of the Corporation may but need not be represented by certificates.

            When shares are represented by certificates, the Corporation shall issue such certificates in such form as shall be required by the DGCL and as determined by the Board of Directors, to every stockholder for the fully paid shares owned by such stockholder. Each certificate shall be signed by, or shall bear the facsimile signature of, the Chairman of the Board, the Chief Executive Officer or the President and the Secretary or an Assistant Secretary of the Corporation and may bear the corporate seal of the Corporation or its facsimile. All certificates for the Corporation's shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented by a certificate are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. Such information may be stored or retained on discs, tapes, cards or any other approved storage device relating to data processing equipment; provided that such device is capable of reproducing all information contained therein in legible and understandable form, for inspection by stockholders or for any other corporate purpose.

            When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the stockholder to whom such shares have been issued or transferred a written statement of the information required by the DGCL to be on certificates.

            Section 2. Stock Transfer Books and Transfer of Shares. The Corporation, or its agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each stockholder of record, together with such stockholder's address and the number and class or series of shares held by such stockholder. Transfer of shares of the Corporation represented by certificates shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the holder of record thereof or by such holder's duly authorized agent, transferee or legal representative, who shall furnish proper evidence of authority to transfer with the Secretary. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.

            If shares of the Corporation:

            (1) are in custody of a clearing corporation or of a custodian bank or a nominee of either subject to the instructions of the clearing corporation; and

            (2) are in bearer form or endorsed in blank by an appropriate person or registered in the name of the clearing corporation or custodian bank or a nominee of either; and

            (3) are shown on the account of a transferor or pledgor on the books of the clearing corporation;

then in addition to other methods, a transfer or pledge of the shares or any interest therein may be effected by the making of appropriate entries on the books of the clearing corporation reducing the account of the transferor or pledgor and increasing the account of the transferee or pledgee by the number of shares transferred or pledged.

            Section 3. Lost Certificates. The Board of Directors or an officer so authorized by the Board may authorize the issuance of a new certificate in place of a certificate claimed to have been lost, destroyed or mutilated, upon receipt of an affidavit of such fact from the persons claiming the loss or destruction and any other documentation satisfactory to the Board of Directors or such officer. At the discretion of the party reviewing such claim, any such claimant may be required to give the Corporation a bond in such sum as it may direct to indemnify against the loss from any claim with respect to the certificate claimed to have been lost or destroyed.

            Section 4. Holder of Record. Except as otherwise required by the DGCL, the Corporation may treat the person in whose name the shares stand of record on its books as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers and privileges of ownership of such shares.

            Section 5. Transfer Agent and Registrar; Regulations. The Corporation may, if and whenever the Board of Directors so determines, maintain in the State of Delaware or any other state of the United States, one or more transfer offices or agencies and also one or more registry offices which officers and agencies may establish rules and regulations for the issue, transfer and registration of certificates. No certificates for shares of stock of the Corporation in respect of which a Transfer Agent and Registrar shall have been designated shall be valid unless countersigned by such Transfer Agent and registered by such Registrar. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates.

                                 ARTICLE VIII

                               INDEMNIFICATION

            Section 1. Definitions. For purposes of this Article VIII, the following definitions shall apply:

            (a) The "Corporation" shall include any subsidiary corporation, as well as any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

            (b) "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation's request if such director's duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

            (c) "Expenses" means expenses of every kind incurred in defending a proceeding, including counsel fees.

            (d) "Indemnified Officer" shall mean all of the Corporation's past, present, and future duly elected or appointed officers, including all individuals listed on the officer's payroll files of the Corporation or any of the Corporation's subsidiary companies notwithstanding any absence of title, and each other officer of the Corporation who is designated by the Board of Directors from time to time as an Indemnified Officer. An Indemnified Officer shall be entitled to indemnification hereunder to the same extent as a director, including, without limitation, indemnification with respect to service by the Indemnified Officer at the Corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

            (e) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred with respect to a proceeding.

            (f) "Proceeding" means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and any appeal therein (and any inquiry or investigation that could lead to such a proceeding).

            Section 2. Indemnification. In addition to the indemnification otherwise provided by law and subject to any other requirements under applicable law, the Corporation shall indemnify and hold harmless its Directors and Indemnified Officers (as defined herein) against all liability and expenses, including reasonable attorney's fees, in any proceeding (including without limitation a proceeding brought by or on behalf of the Corporation itself) arising out of their status as directors or officers, or their service at the Corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or their activities in any such capacity; provided, however, that the Corporation shall not indemnify a Director or Indemnified Officer against liability or litigation expense that such person may incur on account of activities of such person which at the time taken were known or believed by him or her to be in conflict with the best interests of the Corporation. The Corporation shall also indemnify each Director and Indemnified Officer for reasonable costs, expenses and attorneys' fees incurred in connection with the enforcement of the rights to indemnification granted herein, if it is determined in accordance with Section 3 of this Article VIII that the Director or Indemnified Officer is entitled to indemnification hereunder.

            Section 3. Determination. Any indemnification under Section 2 of this Article VIII shall be paid by the Corporation in a specific case only after a determination that the Director or Indemnified Officer has met the standard of conduct set forth in such Section 2. Subject to any other requirements under applicable law, such determination shall be made:

            (a) by the Board of Directors by a majority vote of Directors not at the time parties to the proceeding, even though less than a quorum;

            (b) by a majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to the proceeding;

            (c) if there are no Directors not at the time parties to the proceeding, or if such Directors so direct, by independent legal counsel selected by the Board of Directors or its committee; or

            (d) by the stockholders, but shares owned by or voted under the control of Directors who are at the time parties to the proceeding may not be voted on the determination.

            The Board of Directors shall take all such action as may be necessary and appropriate to enable the Corporation to pay the indemnification required by this Article VIII.

            Section 4. Advance for Expenses. The expenses incurred by a Director or Indemnified Officer in defending a proceeding may be paid by the Corporation in advance of the final disposition of such proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the Director or Indemnified Officer to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation against such expenses. Subject to receipt of such undertaking, the Corporation shall make reasonable periodic advances for expenses pursuant to this Section, unless the Board of Directors shall determine, in the manner provided in Section 3 of this Article VIII and based on the facts then known, that indemnification under this Article is or will be precluded.

            Section 5. Reliance and Consideration. Any Director or Indemnified Officer who at any time after the adoption of this Article VIII serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right, however, shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this Article VIII. No amendment, modification or repeal of this Article VIII shall adversely affect the right of any Director or Indemnified Officer to indemnification hereunder with respect to any activities occurring prior to the time of such amendment, modification or repeal.

            Section 6. Insurance. The Corporation may purchase and maintain insurance on behalf of its Directors, officers, employees and agents and those persons who were serving at the request of the Corporation in any capacity in another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VIII or otherwise. Any full or partial payment made by an insurance company under any insurance policy covering any Director, officer, employee or agent made to or on behalf of a person entitled to indemnification under this Article VIII shall relieve the Corporation of its liability for indemnification provided for in this Article or otherwise to the extent of such payment, and no insurer shall have a right of subrogation against the Corporation with respect to such payment.

                                  ARTICLE IX

                              GENERAL PROVISIONS

            Section 1. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, contracts, checks, notes, drafts, loan documents, letters of credit, master agreements, swap agreements, guarantees, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, attested, delivered or accepted on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, the President, any Vice Chairman, any Division President, any Managing Director, any Vice President, any Assistant Vice President, or any individual who is listed on the Corporation's Officer's payroll file in a position equal to any of the aforementioned officer positions, or such other officers, employees or agents as the Board of Directors or any of such designated officers or individuals may direct. The provisions of this Section 1 are supplementary to any other provision of these Bylaws and shall not be construed to authorize execution of instruments otherwise dictated by law.

            Section 2. Voting of Shares. The Chairman of the Board, the Chief Executive Officer the President, any Vice Chairman, any Division President, any Executive Vice President, any Managing Director, the Secretary, the Treasurer, or such other officers, employees or agents as the Board of Directors or such designated officers may direct are authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporations or associations standing in the name of the Corporation. The authority herein granted to said individual to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporations or associations may be exercised either by the individual in person or by any duly executed proxy or power of attorney.

            Section 3. Distributions. The Board of Directors may from time to time authorize, and the Corporation may pay or distribute, dividends or other distributions on its outstanding shares in such manner and upon such terms and conditions as are permitted by the Certificate of Incorporation or the DGCL.

            Section 4. Seal. The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the words "corporate seal." In the execution on behalf of the Corporation of any instrument, document, writing, notice or paper, it shall not be necessary to affix the corporate seal of the Corporation thereon, and any such instrument, document, writing, notice or paper when executed without said seal affixed thereon shall be of the same force and effect and as binding on the Corporation as if said corporate seal had been affixed thereon in each instance.

            Section 5. Amendments. The Board of Directors may amend or repeal these Bylaws and may adopt new Bylaws by the affirmative vote of a majority of the directors then holding office at any regular or special meeting of the Board of Directors. The stockholders of the Corporation may also amend or repeal these Bylaws and may adopt new Bylaws.